QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRAVELCENTERS OF AMERICA LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TravelCenters of America LLC
24601 Center Ridge Road
Westlake, Ohio 44145

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2009

To the Shareholders of TravelCenters of America LLC:

        Notice is hereby given that the annual meeting of shareholders of TravelCenters of America LLC, a Delaware limited liability company, will be held at 9:30 a.m., local time, on Friday, May 22, 2009, at 400 Centre Street, Newton, Massachusetts, 02458 for the following purposes:

  1.
  To elect one Independent Director to hold office for the term indicated and until her successor is duly elected or until her earlier death, resignation or removal ("proposal 1");

  2.
  To elect one Managing Director to hold office for the term indicated and until his successor is duly elected or until his earlier death, resignation or removal ("proposal 2");

  3.
  To consider and vote upon a proposal to approve the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, which amends and restates the existing TravelCenters of America LLC 2007 Equity Compensation Plan to increase by 1,000,000 the total number of common shares available for grant under the plan and extend the term of the plan to May 22, 2019 ("proposal 3"); and

  4.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTORS IN PROPOSALS 1 AND 2 AND "FOR" PROPOSAL 3.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect at (212) 750-5833. Shareholders may call Innisfree, toll free at (877) 825-8971.

        Shareholders of record at the close of business on March 17, 2009 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote by internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you in a Notice Regarding the Availability of Proxy Materials.

                      By order of the Board of Directors,

                      Jennifer B. Clark, Secretary

Westlake, Ohio
March 30, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU

MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

TravelCenters of America LLC
24601 Center Ridge Road, Westlake, Ohio 44145

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on May 22, 2009

at
400 Centre Street
Newton, Massachusetts

 INTRODUCTION

        A notice of the annual meeting of shareholders of TravelCenters of America LLC, a Delaware limited liability company, or the company, is on the preceding page and a form of proxy solicited by our board of directors, or our board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2008 are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about March 30, 2009.

        The annual meeting record date is March 17, 2009. Only shareholders of record as of the close of business on March 17, 2009, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 16,631,545 common shares, no par value, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the NYSE Amex LLC, or NYSE Amex. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required to take action at the meeting, except that shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of a majority of our outstanding shares entitled to vote at the meeting will constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense.

        The affirmative vote of a majority of our outstanding common shares entitled to vote at the meeting is necessary to elect the director nominees in proposals 1 and 2. The affirmative vote of a majority of the votes cast at the meeting on proposal 3 is necessary to approve proposal 3.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for directors in proposals 1 and 2 and "FOR" proposal 3.

        Shareholders of record may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested and received paper or email copies of proxy materials by completing and returning the proxy card, or by attending the meeting and voting in person. Votes provided by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 21, 2009.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (commonly referred to as in "street name"), you will receive instructions from the street name holder that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote your shares if it has not received voting instructions from you. Shares held in street name for which the street name holder indicates that instructions have not been received from the beneficial owners or other persons entitled to vote those shares and with respect to which the street name holder does not have discretionary voting authority are considered to be "broker non-votes". Under applicable rules, proposals 1 and 2 are considered routine, uncontested items for which street name shareholders may vote shares without specific instructions from their customers; as such, there will be no broker non-votes on proposals 1 or 2 at the meeting. If your street name holder completes and returns a proxy on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy will be voted "FOR" the nominees for directors in proposals 1 and 2. Under applicable rules, proposal 3 is considered a non-routine item for which street name shareholders may not vote shares without specific instructions from their customers. As a result, if a shareholder does not instruct his or her street name holder as to how such shareholder's common shares should be voted with respect to proposal 3, a "broker non-vote" will occur.

        Shares represented by proxies marked "WITHHOLD" with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the meeting and will have the same effect as votes "against" the nominees for directors in proposals 1 and 2. Abstentions and "broker non-votes" will be counted for purposes of determining whether there is a quorum at the meeting but they will have no effect on the outcome of the votes on proposal 3.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless the board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Votes provided by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 21, 2009. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at 24601 Center Ridge Road, Westlake, Ohio 44145.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders will receive a Notice of Internet Availability, which will be mailed on or about March 30, 2009.

        By the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSALS 1 AND 2
ELECTION OF DIRECTORS

        The number of our directors is currently fixed at five, and our board is currently divided into three groups, with two directors in Group I, two directors in Group II and one director in Group III. Directors in each group serve for three years and until their successors are duly elected, or until their earlier death, resignation or removal.

        Our current directors are Thomas M. O'Brien and Barbara D. Gilmore in Group II with a term of office expiring at the meeting to which this proxy statement relates, Patrick F. Donelan in Group III with a term of office expiring at our 2010 annual meeting of shareholders, and Barry M. Portnoy and Arthur G. Koumantzelis in Group I with a term of office expiring at our 2011 annual meeting of shareholders. The term of the Group II directors elected at the meeting will expire at our 2012 annual meeting of shareholders.

        Our directors are categorized as Independent Directors and Managing Directors. Our Independent Directors are directors who: are not employees of ours or Reit Management & Research LLC, or Reit Management, our management and shared services provider; are not involved in our day to day operations; and qualify as independent under applicable rules of the NYSE Amex and the SEC. Our Managing Directors are directors who are not Independent Directors and who have been employees of ours or Reit Management or have been involved in our day to day activities for at least one year prior to their election. Our board is currently composed of three Independent Directors and two Managing Directors. Messrs. Koumantzelis and Donelan and Ms. Gilmore are our Independent Directors, and Messrs. O'Brien and Portnoy are our Managing Directors. Biographical information relating to our directors and other information relating to our board appears elsewhere in this proxy statement.

PROPOSAL 1: ELECTION OF ONE INDEPENDENT DIRECTOR

        Our board has nominated Ms. Gilmore for election as a Group II Independent Director, whose nomination was recommended to our board by our Nominating and Governance Committee. The term of the Group II Independent Director elected at the meeting will expire at our 2012 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Ms. Gilmore, except to the extent that proxies indicate that the votes should be withheld for Ms. Gilmore.

        Ms. Gilmore has agreed to serve as an Independent Director if elected. However, if Ms. Gilmore becomes unable or unwilling to accept election to our board, the proxies will be voted for a substitute nominee designated by our board. Our board has no reason to believe that Ms. Gilmore will be unable to serve.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF MS. GILMORE AS AN INDEPENDENT DIRECTOR IN GROUP II.

PROPOSAL 2: ELECTION OF ONE MANAGING DIRECTOR

        Our board has nominated Mr. O'Brien for election as a Group II Managing Director, whose nomination was recommended to our board by our Nominating and Governance Committee. The term of the Group II Managing Director elected at the meeting will expire at our 2012 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. O'Brien, except to the extent that properly completed proxies indicate that the votes should be withheld for Mr. O'Brien.

        Mr. O'Brien has agreed to serve as a Managing Director if elected. However, if Mr. O'Brien becomes unable or unwilling to accept election to our board, the proxies will be voted for a substitute nominee designated by our board. Our board has no reason to believe that Mr. O'Brien will be unable to serve.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF MR. O'BRIEN AS A MANAGING DIRECTOR IN GROUP II.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED
TRAVELCENTERS OF AMERICA LLC 2007 EQUITY COMPENSATION PLAN

        Shareholders are being asked to approve the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, or the Amended and Restated Plan, which amends and restates the existing TravelCenters of America LLC 2007 Equity Compensation Plan, or the Plan, to increase by 1,000,000 the total number of common shares available for grant under the plan and extend the term of the plan to May 22, 2019.

Amendment and Restatement of the Plan

Increase in Shares

        When adopted, the Plan authorized 2,000,000 common shares, subject to adjustment as provided in the Plan, that may be subject to the granting of options to acquire common shares, or Options, common shares to be transferred subject to restrictions, or Restricted Shares, and other rights, or Other Rights, including Share Appreciation Rights, or SARs, to receive compensation in amounts determined by the value of the common shares. Since the Plan was adopted, 958,100 Restricted Shares have been granted pursuant to the Plan, and as of March 17, 2009, 1,052,120 common shares, subject to adjustment as provided in the Plan, may be subject to the granting of future awards pursuant to the Plan. As of March 17, 2009, there were 713,650 unvested Restricted Shares outstanding, which remain subject to possible forfeiture to, or repurchase for nominal consideration by, us if the employment of the recipient of such Restricted Shares, or such person's service relationship to us, is terminated, or as otherwise provided in the restricted share agreement, to the extent such shares remain unvested at the time of that termination. Our board believes that increasing the number of common shares that may be subject to Options, Restricted Shares and Other Rights will better enable us to encourage our employees, officers, directors and other individuals (whether or not employees) who render services to us to continue their association with us by providing opportunities for them to participate in our ownership and future growth. Accordingly, our board approved the Amended and Restated Plan, subject to shareholder approval of this proposal 3, to increase the aggregate number of common shares that may be issued under the Amended and Restated Plan by 1,000,000 shares (from 2,000,000 to 3,000,000).

Extension of Term

        The Plan was adopted on January 12, 2007 and will expire on January 12, 2017, unless earlier terminated by our Board. Our board believes that extending the term will further enhance our flexibility in connection with providing awards under the Amended and Restated Plan to our employees, officers, directors and other individuals who render services to us. Accordingly, the Amended and Restated Plan approved by our Board, subject to shareholder approval of this proposal 3, extends the term to May 22, 2019.

        The Amended and Restated Plan also includes minor technical corrections and conforming changes to the Plan.

Material Features of the Amended and Restated Plan

        The text of the Amended and Restated Plan is set forth as Appendix A to this proxy statement. In addition, the material features of the Amended and Restated Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the Amended and Restated Plan. Accordingly, this summary is qualified in its entirety by reference to Appendix A.

General; Purpose

        Our Compensation Committee, or our board itself, currently administers the Plan and would administer the Amended and Restated Plan. References to the determinations and actions of our Compensation Committee with respect to the Plan or the Amended and Restated Plan may be made by our board as well. The purpose of the Amended and Restated Plan is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to us or our subsidiaries to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Shares and Other Rights.

Eligibility

        Employees, officers, directors and other individuals who render services to our or our subsidiaries' management, operation or development and who have contributed or may be expected to contribute to our or our subsidiaries' success are eligible to receive awards of Options, Restricted Shares and Other Rights. As of March 17, 2009, we had four executive officers and five directors, one of whom is also an executive officer, and we and our subsidiaries together had approximately 15,375 employees.

Common Shares Subject to Awards

        The total number of common shares authorized for awards of Options, Restricted Shares and Other Rights under the Amended and Restated Plan is 3,000,000 shares (an increase of 1,000,000 common shares over the 2,000,000 common shares authorized for grant under the Plan), subject to adjustment as provided in the Amended and Restated Plan, from authorized but unissued shares or treasury shares. The maximum number of common shares subject to Options that may be granted to any individual in the aggregate in any calendar year shall not exceed 100,000 shares. Restricted Shares that fail to vest and common shares subject to an option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Amended and Restated Plan.

Expiration; Amendment

        The Amended and Restated Plan was adopted by our board on March 24, 2009 and, subject to shareholder approval of this proposal 3, will expire on May 22, 2019, unless earlier terminated by our board. Our board may at any time amend the Amended and Restated Plan; provided, however, that without shareholder approval there shall be no: (i) change in the number of common shares that may be issued under the Amended and Restated Plan, except as provided by the Amended and Restated Plan, either to any one grantee or in the aggregate; (ii) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (iii) other change in the Amended and Restated Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options, Restricted Shares or Other Rights without the consent of the grantee. The Amended and Restated Plan may be terminated at any time by action of our board, but any such termination will not terminate any Option, Restricted Shares or Other Rights then outstanding without the consent of the grantee.

Options

        Every Option shall be evidenced by a written Share Option Agreement which shall specify the number of common shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive share option, or ISO, or a nonqualified share option, or NSO, and such other terms and conditions as our Compensation Committee shall approve. ISOs shall not be granted to any individual who is not an employee of us or one of our subsidiaries that is a corporation.

        With the exception of certain awards of ISOs, each Option expires ten years from its date of grant. The exercise price of each Option shall be any lawful consideration, as specified by our Compensation Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value, as defined in the Amended and Restated Plan, of the common shares on the date of grant; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns shares representing more than ten percent of the voting power of all classes of our or any of our subsidiaries' shares shall be at least 110 percent of the Fair Market Value on the date of the ISO's grant.

        To the extent that it has become exercisable under the terms of a Share Option Agreement, an Option may be exercised by notice acceptable to our Chief Executive Officer, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to us or, if the Share Option Agreement so provides, other payment, including in whole or in part in common shares already owned by the grantee or a recourse promissory note. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that our Compensation Committee in its discretion may provide in the Share Option Agreement. An Option generally shall cease to be exercisable upon the expiration of 90 days following the termination of the grantee's employment with, or the grantee's other provision of services to, us. Proceeds from the sale of common shares pursuant to Options shall constitute our general funds.

        Options shall not be transferable by the grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by such grantee, except as otherwise provided by our Compensation Committee in a Share Option Agreement that pertains to an NSO. A grantee shall have no rights as a shareholder with respect to any common shares subject to an Option until a share certificate or other evidence of legal and beneficial ownership is issued to him or her.

Restricted Shares

        Our Compensation Committee may grant Restricted Shares in respect of such number of common shares, and subject to such terms or conditions as it shall determine and specify in a Restricted Share Agreement. Our Compensation Committee may provide in a Share Option Agreement for an Option to be exercisable for Restricted Shares.

        A holder of Restricted Shares generally shall have all of the rights of one of our shareholders, including the right to vote the shares and the right to receive any cash dividends. Unless a grantee's Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the Amended and Restated Plan shall not be transferred without the written consent of our board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with us or one of our subsidiaries, we shall have the right, in the case of unvested Restricted Shares, to purchase all or any of such shares at a price equal to the lower of (a) the price paid to us for such shares or (b) the Fair Market Value of such shares at the time of repurchase.

SARs

        Our Compensation Committee may grant SARs in respect of such number of common shares as it shall determine in its discretion and may grant SARs either separately or in connection with Options. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option; with the exercise of the related Option, the SAR shall terminate. Common shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Amended and Restated Plan. The terms and conditions of a SAR related to an Option shall be contained in a Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

        Upon the exercise of a SAR, the grantee shall be entitled to receive from us an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of common shares as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by us upon the exercise of a SAR shall be paid in the form of cash or other property (including common shares), as provided in the respective Share Option Agreement or SAR Agreement.

Equitable Adjustments

        In the event that the outstanding common shares are changed for a different number or kind of shares or other securities of us by reason of a reorganization, recapitalization, share exchange, share split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by our Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the Amended and Restated Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Share Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a "modification," as defined in Section 424 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, without the consent of the holder.

        If we merge or consolidate with a wholly-owned subsidiary for the purpose of incorporating ourselves while unexercised Options remain outstanding under the Amended and Restated Plan,

Option grantees will be entitled to acquire shares of common stock of the incorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of us, in which case proportional adjustments shall be made as provided above) and the Amended and Restated Plan, unless otherwise rescinded by our board, will remain the Amended and Restated Plan of the incorporated company.

        Except as otherwise provided above, if we merge or consolidate with another corporation, whether or not we are the surviving entity, or if we are liquidated or sell or otherwise dispose of all or substantially all of our assets to another entity while unexercised Options remain outstanding under the Amended and Restated Plan, or if other circumstances occur in which our Compensation Committee in its sole and absolute discretion deems it appropriate to act, our Compensation Committee has discretion to: (i) grant, upon exercise of the Option and in lieu of common shares, stock or other securities or property; (ii) waive any limitations imposed on exercise so that some or all Options shall be exercisable; (iii) cancel all outstanding and unexercised Options; (iv) convert some or all Options into Options to purchase the stock or other securities of the surviving corporation; or (v) assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options. Our Compensation Committee has discretion to make adjustments or take other action with respect to the treatment of Other Rights.

Forfeiture for Dishonesty, Violation of Agreements or Termination for Cause

        Our Compensation Committee may terminate a grantee's right to exercise an Option and cause him or her to forfeit all unexercised Options, all unvested Restricted Shares or all unvested Other Rights, and we shall have the right to repurchase all or any part of the common shares acquired by the grantee upon any previous exercise of any Option or previous acquisition of Restricted Shares or Other Rights if our Compensation Committee determines that a grantee: (i) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with us or one of our subsidiaries; (ii) has made unauthorized disclosure of our or one of our subsidiaries' trade secrets or other proprietary information or of a third party who has entrusted such information to us or one of our subsidiaries; (iii) has been convicted of a felony, crime involving moral turpitude or any other crime which reflects negatively upon us; (iv) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with us to which he or she is a party; or (v) has had his or her employment or involvement with us or one of our subsidiaries terminated for "cause," as defined in any employment agreement or as determined by our Compensation Committee if there is no such agreement. The decision of our Compensation Committee as to the cause of a grantee's discharge and the damage done to us shall be final, binding and conclusive.

New Plan Benefits

        The future benefits or amounts that would be received under the Amended and Restated Plan are discretionary and are therefore not determinable at this time. If the Amended and Restated Plan had been in effect in 2008, there would have been no change in the awards that were granted in 2008.

        The table below shows, as to the named executive officers and the other individuals and groups indicated, the number of common shares subject to Restricted Share grants under the Plan since the Plan's inception through March 17, 2009. No other types of awards have been granted under the Plan.

Name and Principal Position	Number of Shares
Thomas M. O'Brien	436,500
President and Chief Executive Officer and Nominee for Group II Managing Director
Andrew J. Rebholz	65,000
Executive Vice President, Chief Financial Officer and Treasurer
Michael J. Lombardi	47,500
Executive Vice President of Sales
Larry W. Dockray	47,500
Executive Vice President of Operations(1)
Mark R. Young	45,000
Executive Vice President and General Counsel
Barbara D. Gilmore	6,500
Nominee for Group II Independent Director
All current executive officers as a group	594,000
All current directors who are not executive officers as a group	26,000
All employees, including all current officers who are not executive officers, as a group	235,800

(1)
Mr. Dockray was our Executive Vice President of Operations until February 1, 2009.

Certain Federal Income Tax Consequences in respect of the Amended and Restated Plan

Nonqualified Share Options

        An Amended and Restated Plan participant generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the Amended and Restated Plan participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. We, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

        If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time the shares have been held.

Incentive Share Options

        An Amended and Restated Plan participant will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the Amended and Restated Plan participant remains an employee of us or a parent, subsidiary or related entity of ours at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of an Amended and Restated Plan participant who dies: (i) while in the employ of us or a parent, subsidiary or related entity of ours or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. See "Certain United States Federal Income Tax Effects — Nonqualified Share Options."

        If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the Amended and Restated Plan participant will, except as noted below, recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. We, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the participant.

        If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the Amended and Restated Plan participant prior to the expiration of two years from the date of the ISO's grant or within one year from the date such shares are transferred to him upon exercise, or a disqualifying disposition, any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his or her ordinary income. In such case, we may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the Amended and Restated Plan participant as ordinary income. Any capital gain recognized by the participant will be long-term capital gain depending on the length of time the shares have been held.

        The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

SARs

        An Amended and Restated Plan participant will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or common shares. The amount of such income will be the amount of cash distributed plus the fair market value on the date of exercise of any common shares distributed. An Amended and Restated Plan participant's tax basis of distributed shares will be equal to their fair market value at the time of distribution. Any gain or loss on the subsequent sale of the shares over the tax basis of the shares will be capital gain or loss with the holding period being measured from the date of the distribution. We will be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the Amended and Restated Plan participant is deemed to be in receipt of ordinary income.

Restricted Share Awards

        An Amended and Restated Plan participant generally will not be taxed upon the grant of a Restricted Share award, but rather will recognize ordinary income in an amount equal to the fair market value of the common shares at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Code. We, as the recipient of the services rendered by the participant, will be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary income.

        However, an Amended and Restated Plan participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the Restricted Shares are granted in an amount equal to the fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such Amended and Restated Plan participant at the time the restrictions lapse. We, as the recipient of the services rendered by the participant, will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the Amended and Restated Plan participant for the forfeited shares, and we will be deemed to recognize ordinary income equal to the amount of the deduction allowed to us at the time of the election in respect of such forfeited shares.

Effect of the Amended and Restated Plan

        Except as described above, the Amended and Restated Plan will not alter any other terms of the Plan. If the Amended and Restated Plan is not approved by shareholders, our Compensation Committee may continue to grant awards under the Plan until the earlier of such time as there are no longer any common shares that may be subject to awards or January 12, 2017, unless the Plan is earlier terminated by our board.

Approval of the Amended and Restated Plan

        Our board believes that shareholder approval, and thus the effectiveness, of the Amended and Restated Plan will better enable us to encourage our employees, officers, directors and other individuals (whether or not employees) who render services to us or our subsidiaries to continue their association with us by providing opportunities for them to participate in our ownership and future growth through the granting of Options, Restricted Shares and Other Rights.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3 TO APPROVE THE AMENDED AND RESTATED PLAN.

        On March 27, 2009, the last reported sale price of the company's common shares on the NYSE Amex was $1.95.

        The following table sets forth information regarding the Plan as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	None	None	1,052,120
Equity compensation plans not approved by security holders	None	None	None

Total	None	None	1,052,120

SOLICITATION OF PROXIES

        We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee not to exceed $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

 DIRECTORS AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of March 17, 2009, of our nominees, directors and executive officers. Unless otherwise specified, the business address of our nominees, directors and executive officers is c/o TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, Ohio 44145.

Independent Director Nominee for a Term Expiring in 2012

BARBARA D. GILMORE, Age: 58

Ms. Gilmore has served as one of our Independent Directors since January 2007. Ms. Gilmore has served as a clerk to Judge Joel B. Rosenthal of the United States Bankruptcy Court, Western Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000. Ms. Gilmore has been a director of Five Star Quality Care, Inc., or Five Star, since 2004. Ms. Gilmore is a Group II Independent Director and, if elected at the meeting, her term will expire at our 2012 annual meeting of shareholders.

Managing Director Nominee for a Term Expiring in 2012

THOMAS M. O'BRIEN, Age: 42

Mr. O'Brien has served as one of our Managing Directors since October 2006 and as our President and Chief Executive Officer since February 2007. Mr. O'Brien has been an Executive Vice President of Reit Management since September 2008, was a Senior Vice President of Reit Management prior to that time since 2006 and was a Vice President of Reit Management prior to that time since 1996. Since April 2007, Mr. O'Brien has served as a director of the National Association of Truck Stop Operators, a not for profit trade association engaged in activities intended to support the travel center industry. Since July 2007, Mr. O'Brien has served as a director of VirnetX Holding Corporation, a publicly traded company engaged in developing communications technologies. Mr. O'Brien was the President and a director of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor, from 2002 until May 2007 and President of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since their respective formations beginning in 2002 until May 2007. From 2002 through 2003, Mr. O'Brien served as Executive Vice President of Hospitality Properties Trust, or Hospitality Trust, where he had previously served as Treasurer and Chief Financial Officer since 1996. Mr. O'Brien is a Group II Managing Director and, if elected at the meeting, his term will expire at our 2012 annual meeting of shareholders.

Managing Director Continuing in Office

BARRY M. PORTNOY, Age: 63

Mr. Portnoy has served as one of our Managing Directors since October 2006. Mr. Portnoy has been a trustee of Hospitality Trust, HRPT Properties Trust, or HRPT Properties, and Senior Housing Properties Trust, or Senior Housing, since 1995, 1986 and 1999, respectively, and a director of Five Star since 2001. Mr. Portnoy is the Chairman and majority owner of Reit Management and of RMR Advisors. Mr. Portnoy has been the Chairman of Reit Management since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Funds Series Trust (which ceased to exist in 2009), or collectively, the RMR Funds, and a portfolio manager of each of the RMR Funds, except for RMR Asia Pacific Real Estate Fund and RMR Asia

Real Estate Fund, since their respective formations beginning in 2002. Mr. Portnoy is a Group I Managing Director whose term will expire at our 2011 annual meeting of shareholders.

Independent Directors Continuing in Office

PATRICK F. DONELAN, Age: 66

Mr. Donelan has served as one of our Independent Directors since January 2007. Mr. Donelan has been principally employed as a private investor since December 2003. Mr. Donelan has been a trustee of HRPT Properties since 1998. Mr. Donelan was the Non-Executive Chairman and member of the advisory board from December 2002 until December 2003, and was Chairman and Chief Executive Officer from July 2001 through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. Prior to its acquisition by Dresdner Bank in 1995, Mr. Donelan was Chairman of Kleinwort Benson (North America) Inc., the U.S. based subsidiary of Kleinwort Benson Limited, a United Kingdom based bank. At the time of his retirement in 2001, he was a Managing Director at Dresdner Kleinwort Wasserstein, a U.K. subsidiary of Dresdner Bank of Germany. Mr. Donelan is a Group III Independent Director whose term will expire at our 2010 annual meeting of shareholders.

ARTHUR G. KOUMANTZELIS, Age: 78

Mr. Koumantzelis has served as one of our Independent Directors since January 2007. Mr. Koumantzelis serves as President and Chief Executive Officer of AGK Associates LLC, a private consulting services company. Mr. Koumantzelis was the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, from 1998 until his retirement from that position in 2007. Mr. Koumantzelis also has been a director of Five Star since 2001. Mr. Koumantzelis was a trustee of Hospitality Trust from 1995 until his resignation in January 2007 prior to our spin off from Hospitality Trust. Mr. Koumantzelis has been a trustee of the RMR Funds since shortly after each of their respective formations beginning in 2002. Mr. Koumantzelis was a trustee of Senior Housing from 1999 until his resignation in 2003. Mr. Koumantzelis was formerly the Chief Financial Officer of Cumberland Farms, Inc., a company engaged in the convenience store business and the sale of petroleum products principally under the name "Gulf Oil" and related trademarks. Mr. Koumantzelis is a Group I Independent Director whose term will expire at our 2011 annual meeting of shareholders.

Executive Officers

THOMAS M. O'BRIEN

Mr. O'Brien has served as our President and Chief Executive Officer since February 2007, in addition to being one of our Managing Directors and having other experience as described above.

ANDREW J. REBHOLZ, Age: 44

Mr. Rebholz has served as our Executive Vice President, Chief Financial Officer and Treasurer since November 2007. Mr. Rebholz has been a Senior Vice President of Reit Management since November 2007. Previously, Mr. Rebholz served as our Senior Vice President and Controller since January 2007. Prior to that time, he served as Vice President and Controller of TravelCenters of America, Inc., our predecessor, since 2002, and as Corporate Controller of our predecessor prior to that since 1997.

MICHAEL J. LOMBARDI, Age: 57

Mr. Lombardi has served as our Executive Vice President of Sales since January 2007. Mr. Lombardi served our predecessor in this capacity since January 2007 and previously as Senior Vice President of Sales since June 2006. Prior to joining our predecessor, Mr. Lombardi was employed for seven years in senior positions in the global marketing and customer service divisions of Ford Motor Company and 13 years in the retail marketing division of British Petroleum plc.

MARK R. YOUNG, Age: 46

Mr. Young has served as our Executive Vice President and General Counsel since August 2007. Previously, Mr. Young served as Vice President of Leasing and Associate General Counsel of Reit Management from November 2006 to July 2007. Prior to that time, he served as Assistant Vice President and Associate General Counsel of Reit Management since November 2001.

        Each of our executive officers is elected by, and serves at the discretion of, our board. Each of our executive officers generally devotes substantially all his business time to our affairs, although Messrs. O'Brien and Rebholz may from time to time devote some of their business time to Reit Management.

        Reit Management, RMR Advisors, Hospitality Trust, Senior Housing, HRPT Properties, Five Star and each of the RMR Funds may be considered to be affiliates of us.

BOARD OF DIRECTORS

        Our business is conducted under the general direction of our board as provided by our limited liability company agreement and bylaws and the laws of the State of Delaware, the state in which we were organized on October 10, 2006.

        Three of our directors, Messrs. Koumantzelis and Donelan and Ms. Gilmore, are our Independent Directors within the meaning of our limited liability company agreement and bylaws. Two of our directors, Messrs. O'Brien and Portnoy, are our Managing Directors and are involved in our operations.

        Our limited liability company agreement and bylaws require that a majority of our board of directors be Independent Directors. In determining the status of those directors who qualify as Independent Directors, each year our board affirmatively determines whether the directors have a direct or indirect material relationship with us, including our subsidiaries. When assessing a director's relationship with us, our board considers all relevant facts and circumstances, not merely from the director's standpoint but also from that of the persons or organizations with which the director has an affiliation. Our board has determined that Messrs. Koumantzelis and Donelan and Ms. Gilmore currently qualify as Independent Directors under our limited liability company agreement and bylaws, including applicable NYSE Amex rules. In making that determination, our board considered the directors' service in other enterprises and on the boards of other publicly traded companies to which Reit Management and its affiliates provide management services. Our board has concluded that none of these directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a director or that could otherwise be a direct or indirect material relationship under NYSE Amex standards.

        During 2008, our board held 15 meetings, our Audit Committee held nine meetings, our Compensation Committee held four meetings, and our Nominating and Governance Committee held three meetings. In addition, our Independent Directors held ten meetings without our Managing Directors during 2008. During 2008, each director attended 75% or more of the total number of meetings of our board and any committee of which he or she was a member during the time in which he or she served on our board or such committee. All of our directors attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Directors meet at least once each year without management. The presiding director at these meetings is the Chair of our Audit Committee, unless the Independent Directors in attendance select another Independent Director to preside.

        On February 1, 2008, a purported holder of our shares, Alan R. Kahn, filed a purported derivative action in the Delaware Court of Chancery on behalf of us against members of our board of directors, Hospitality Trust and Reit Management. This action alleges that our directors breached their fiduciary duties in connection with our May 30, 2007, acquisition of Petro Stopping Centers, L.P., which we refer to as the Petro Acquisition, and seeks an award of unspecified damages and reformation of the lease we entered with Hospitality Trust in connection with the Petro Acquisition, which we refer to as the Petro Lease. This action also appears to allege that Reit Management and Hospitality Trust aided and abetted our directors. Under our limited liability company agreement and agreements with Reit Management and Hospitality Trust, we are liable to indemnify our directors, Hospitality Trust and Reit Management for liabilities, costs and expenses incurred by them in connection with this litigation. On May 6, 2008, we moved to dismiss this complaint. On June 20, 2008 the plaintiff filed an amended complaint making additional allegations regarding the members of our board of directors and withdrawing his request for reformation of the Petro Lease. On July 2, 2008, we moved to dismiss the amended complaint. On October 30, 2008, Mr. Kahn's claims against Reit Management were voluntarily dismissed. On December 11, 2008, our motion to dismiss the amended complaint was denied and a previously imposed stay of discovery was lifted. On January 21, 2009, Hospitality Trust sent a letter to the plaintiff demanding arbitration of his claims pursuant the terms of the Petro Lease. We continue to believe the plaintiff's allegations are without merit.

BOARD COMMITTEES

        We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has a written charter. Each of the above committees is comprised of Mr. Koumantzelis, Ms. Gilmore and Mr. Donelan, who are independent under applicable NYSE Amex listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC.

        The primary function of our Audit Committee is to select our independent registered public accounting firm and to assist our board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our board has determined that Mr. Koumantzelis is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE Amex. Our board's determination that Mr. Koumantzelis is an Audit Committee financial expert was based on his experience as: (i) a member of the audit committees of other publicly owned companies; (ii) the chief financial officer of a company which was required to file reports with the SEC; and (iii) a certified public accountant who was responsible for auditing companies which filed SEC reports.

        Our Compensation Committee's primary responsibilities include: (1) reviewing and approving the compensation paid by us to our President and Chief Executive Officer; (2) evaluating the services provided by our Director of Internal Audit and determining the compensation paid by us to our Director of Internal Audit; (3) recommending to our board the compensation paid by us to individuals who serve as our other executive officers; (4) recommending to our board the compensation paid to other officers and key employees of ours; (5) reviewing, evaluating and approving our management and shared services agreement with Reit Management and payments made under that agreement; and (6) administering and making grants under our equity compensation plan.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our board and recommending to our board the director nominees for each annual meeting of shareholders or when board vacancies occur; (2) development, and recommendation to our board, of governance guidelines; and (3) evaluation of the performance of our board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.tatravelcenters.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, OH 44145 or at our website, www.tatravelcenters.com.

COMMUNICATIONS WITH DIRECTORS

        Any shareholder or other interested person who desires to communicate with our Independent Directors or any directors, individually or as a group, may do so by visiting our website (www.tatravelcenters.com), by calling our toll free confidential message system at (800) 758-9705, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, 400 Centre Street, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR DIRECTORS;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our board has established governance guidelines which, among other matters, and together with our limited liability company agreement and bylaws, set forth the qualifications for service on our board. Our governance guidelines may be changed from time to time by our board upon the recommendation of our Nominating and Governance Committee. Our board makes nominations of persons to be elected by shareholders as directors. Our board also elects directors to fill vacancies which may occur from time to time. In both these circumstances, our board will act upon recommendations made by our Nominating and Governance Committee.

        Nominees for directors are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to board duties, likelihood that they will be able to serve on our board for a sustained period and other matters that our Nominating and Governance Committee deems appropriate. In connection with the selection of nominees for directors, due consideration is given to our board's overall balance of diversity of perspectives, backgrounds and experiences. Also, depending on whether the position to be filled is that of an Independent Director or a Managing Director, the qualifications of the candidate to meet the criteria for each such category of director is considered. In seeking candidates for directors who have not previously served as our directors, our Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other directors, and, if it considers it appropriate, our Nominating and Governance Committee may engage a professional search firm.

        In 2008, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our board. We did not receive any shareholder recommendations or nominations for our board for the 2009 annual meeting of shareholders, except nominations made by our board and recommendations by our Nominating and Governance Committee, each of which includes board members who are shareholders of record.

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as directors who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our limited liability company agreement and bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our limited liability company agreement and bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our limited liability company agreement and bylaws, including those described below, and applicable state and federal laws. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our limited liability company agreement and bylaws, including the procedures discussed below.

        Shareholder nominations and other proposals at annual meetings.    Our limited liability company agreement and bylaws require compliance with certain procedures for a shareholder to properly propose a nomination for election to our board or other business. If a shareholder who is entitled to do so under our limited liability company agreement and bylaws wishes to propose a person for election to our board or other business, that shareholder must provide a written notice to our Secretary. The shareholder giving notice must: (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice (this requirement will not apply until April 1, 2010 with respect to a shareholder who continuously holds from and after April 1, 2009 shares entitled to vote at the meeting on such election or proposal of other business, as the case may be); (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting; (iii) be present at the meeting to answer questions about the nomination or other business; and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our limited liability company agreement and bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an Independent Director or a Managing Director. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary: (i) evidence satisfactory to our board of the lender's or contracting party's willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our board in its discretion. Additionally, if: (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action; or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us: (x) evidence satisfactory to our board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our board in its discretion.

        Under our limited liability company agreement and bylaws, in order for a shareholder's notice of nominations for director or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our Secretary at our principal executive offices not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of proxy statement for the annual meeting is more than 30 days before or after the first anniversary of the date of the proxy statement for the preceding year's annual meeting, other time requirements may be applicable to shareholder notices, as specified in our limited liability company agreement and bylaws. In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares owned by the shareholder during all times described in the first paragraph of this section — Shareholder nominations and other proposals at annual meetings, and a copy of each certificate held by the shareholder must accompany the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of our limited liability company agreement and bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary at 24601 Center Ridge Road, Westlake, Ohio 44145. Any shareholder considering making a nomination or other proposals should carefully review and comply with those provisions. Under our limited liability company agreement and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's violation of the limited liability company agreement or bylaws, to the fullest extent permitted by law.

        2010 Annual Meeting Deadlines.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or Exchange Act, at our 2010 annual meeting of shareholders must be received at our principal executive offices on or before November 30, 2009 in order to be considered for inclusion in our proxy statement for our 2010 annual meeting of shareholders. Our limited liability company agreement and bylaws currently require that shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our limited liability company agreement and bylaws, not later than December 30, 2009 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than November 30, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

        On January 31, 2007, Hospitality Trust acquired our predecessor, TravelCenters of America, Inc., restructured this acquired business and distributed all of our then outstanding common shares to the shareholders of Hospitality Trust. In this proxy statement, these transactions are sometimes referred to as the HPT Transaction.

        Since January 2007, there has been a transition in our management team from executive officers of our predecessor to our current executive officers. Three of the executive officers we discussed in our proxy statement for our 2008 Annual Meeting of Shareholders resigned their positions since that time. Messrs. John R. Hoadley and Joseph A. Szima resigned as our Executive Vice President and our Executive Vice President of Marketing, respectively, during 2008 and are no longer employed by us. Mr. Larry W. Dockray resigned as Executive Vice President of Operations effective February 1, 2009, and will continue to be employed by us on a part time basis until June 30, 2009. Our four highest paid executive officers during 2008 who continue to be employed by us on a full time basis are: Thomas M. O'Brien, President and Chief Executive Officer; Andrew J. Rebholz, Executive Vice President, Chief Financial Officer and Treasurer; Michael J. Lombardi, Executive Vice President of Sales; and Mark R. Young, Executive Vice President and General Counsel. Messrs. O'Brien, Rebholz, Lombardi and Young currently comprise all of our executive officers. Additional biographical information about our executive officers appears elsewhere in this proxy statement.

        The compensation of our executive officers was set largely by reference to the historical level of compensation paid to them by us, our predecessor or Reit Management, and, in the case of certain executives who had employment contracts or retention plan payment arrangements with our predecessor in place at the time of the HPT Transaction, by reference to these contracts and arrangements. Messrs. O'Brien and Rebholz were also officers of Reit Management throughout all of 2008. Because at least 80% of Messrs. O'Brien's and Rebholz's business time is devoted to services to us, 80% of Messrs. O'Brien's and Rebholz's total cash compensation (that is, the combined cash compensation paid by us and Reit Management, including base salary and cash bonus but excluding retention plan payments to Mr. Rebholz) was paid by us and the remainder was paid by Reit Management.

        In September 2008, the Chair of our Compensation Committee met with our Managing Director who is not also an executive officer of us and the chairs of the compensation committees of the other public companies for which Reit Management provides services. The purpose of this meeting was to discuss compensation philosophy and factors which may affect compensation decisions, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from Reit Management concerning potential share grants. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed at the aforesaid meeting and made recommendations to our Compensation Committee for share grants to our executive officers and others who provide services to us. Our Compensation Committee then discussed these recommendations and other factors and determined at a subsequent Compensation Committee meeting the amount of the share awards. Our Compensation Committee reviewed data provided to us by a third party compensation consultant but did not engage compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation. Messrs. O'Brien and Rebholz participated in the Compensation Committee meeting with regard to consideration of compensation generally and to our other officers, but they left that meeting and did not participate in the Compensation Committee's determination and recommendation of their compensation.

        In addition to the consideration of compensation as described in the preceding two paragraphs and by reference to the historical practices and to assumed contracts, our compensation plans are formed by using a combination of data regarding historical pay and available compensation data for public companies that are engaged in our industry, in related industries, or that possess size or other characteristics which are similar to ours. None of our direct competitors are public companies and we do not have access to the compensation practices of those companies. Consequently, we engaged a third party compensation consultant to provide data regarding compensation paid by a peer group of public companies in the specialty retail; hotels, restaurants and leisure; food retail; and food and staples retailing industries.(1) Other factors also considered with reference to the compensation of individual officers, include but are not limited to:

        •
        the individual's background, training, education and experience;

        •
        the individual's role with us and the compensation paid to individuals in similar roles in companies that have characteristics similar to ours;

        •
        the market demand for specific expertise possessed by the individual;

        •
        the goals and expectations for the individual's position and his success in achieving these goals; and

        •
        a comparison of the individual's pay to that of other individuals within our company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals.

Compensation components

        The mix of base salary, cash bonus and equity compensation that we pay to our executive officers varies depending on the officer's position and responsibilities with us. Our Compensation Committee generally does not follow a set formula or specific guidelines in determining how to allocate among the compensation components.

        The components of the compensation packages of our executive officers are as follows:

Base salary

        Base salaries are reviewed annually and adjusted, if appropriate, based upon each executive officer's past and expected future contributions to us. We also adjust base salaries, as warranted, for promotions and other changes in the executive officer's role which may occur from time to time.

Annual bonus and equity incentive plan

        Each of our executive officers is eligible to receive an annual performance based cash bonus.

        Mr. O'Brien's annual bonus is determined by our Compensation Committee, composed solely of Independent Directors, who base their decision upon their consideration and evaluation of his performance during the year. Considerations may include, but may not be limited to, our financial performance, our growth and our success in achieving strategic initiatives and objectives.

(1)
This peer group of public companies included Advance Auto Parts, Inc.; AutoZone, Inc.; BJ's Wholesale Club, Inc.; Brinker International, Inc.; Casey's General Stores, Inc.; Circuit City Stores, Inc.; Cracker Barrel Old Country Store, Inc.; Darden Restaurants, Inc.; Genuine Parts Company; Jack in the Box Inc.; Office Depot, Inc.; OfficeMax Incorporated; Staples, Inc.; Starbucks Corporation; Susser Holdings Corporation; The Pantry, Inc.; Wendy's International, Inc.; and YUM! Brands, Inc.

        Our Compensation Committee awarded Mr. O'Brien a bonus of $1,000,000 in cash, and 200,000 common shares that will vest in ten equal annual installments beginning on the grant date. The shares awarded had a value at the grant date of $232,000 of which the vested portion was $23,200 as of the grant date. In making this cash bonus and this share award, our Compensation Committee considered Mr. O'Brien's performance in continuing our transition from our predecessor, operating the business acquired in the Petro Acquisition in May 2007 and leading the improvement of our operations and results in the difficult economic environment in the United States during 2008. The Compensation Committee determined that the share award would vest over time to ensure a continuing commonality of interest between Mr. O'Brien and our shareholders and to provide Mr. O'Brien with an incentive to remain with us to earn the unvested portion of the award. The foregoing description of the share award to Mr. O'Brien during 2008 does not include the share award granted to him in his capacity as a director of us.

        Annual cash bonuses for our other executive officers were recommended by our Compensation Committee and approved by our board based upon the consideration and evaluation of each executive's performance and, in the case of Mr. Dockray who had an employment contract with our predecessor, upon consideration of his employment contract and, in the case of Messrs. Rebholz, Dockray and Lombardi, upon consideration of their retention plan payment arrangements. These considerations included, but were not limited to, our financial performance.

        Our predecessor had historically set annual bonus targets by establishing various objectives for each individual, including objectives related to company financial performance, capital expenditures, vendor, customer and industry relations, safety measures, product improvement and others. Actual bonuses often differed from target bonuses based upon the level of achievement of individual objectives.

        No target cash bonus for 2009 has been established for our executive officers.

        We have made and expect to make future equity awards under our TravelCenters of America LLC 2007 Equity Compensation Plan to our executive officers and others based upon factors that our Compensation Committee deems relevant to align the interests of the persons to whom awards are made with our business objectives. In addition to the award of common shares made to Mr. O'Brien during 2008, our Compensation Committee awarded common shares to each of our other continuing executive officers who were in our employ at the grant date. These awards ranged in size and value from 40,000 shares, having a grant date value of $46,400, to 60,000 shares, having a grant date value of $69,600. In determining the size of each share award, the Compensation Committee considered the responsibilities of the executive, the relation of the size of the award to the size of the share award made to Mr. O'Brien and other factors, including their past and expected future performances and possible cash bonuses, prior year share grant amounts, 2009 annual base cash salaries and the Company's improved financial results during the third quarter of 2008. In each case, the Compensation Committee determined that the share awards would vest in five equal annual installments beginning on the date of the grant to ensure a continuing commonality of interest between the recipients and our shareholders and to provide our executives with an incentive to remain with us to earn the unvested portion of the award.

Perquisites and other benefits

        Our executive officers are entitled to participate in our benefit plans on the same terms as our other employees. These plans include medical, dental and life insurance plans and a defined contribution retirement plan.

All other payments

        The summary compensation table below includes amounts described as "All Other Compensation". These payments are related to a retention plan adopted by our predecessor, relocation related amounts and matching contribution payments to our 401(k) plan.

Employment contracts

        Our predecessor had an employment agreement with Mr. Dockray. As of the date of the HPT Transaction, we assumed this employment agreement. The assumed employment agreement with Mr. Dockray has been replaced with an agreement we separately entered with Mr. Dockray in connection with his resignation as an officer of us, as set forth below.

        On February 1, 2009, pursuant to an agreement Mr. Dockray entered with us in November 2008, Mr. Dockray, our former Executive Vice President of Operations, resigned as our officer. Mr. Dockray remained in our employ and devoted his full working time to our business and affairs through February 1, 2009, will remain in our employ on a part time basis through June 30, 2009, and thereafter will provide consulting services as requested by us through January 1, 2010. Mr. Dockray was paid his base salary at the time of his resignation, at a rate of $301,000 per year, through February 1, 2009, and thereafter Mr. Dockray began to be compensated at a rate of $12,500 per month plus $75 per hour worked, up to a maximum of 40 hours per week. While providing consulting services after June 30, 2009 and through January 1, 2010, Mr. Dockray will receive $100 per hour worked at our request. Pursuant to the agreement entered by our predecessor, we purchased from Mr. Dockray his home in Ohio for $810,000 and made a payment to Mr. Dockray of $968,962 on January 31, 2009, in satisfaction of amounts payable to Mr. Dockray under preexisting agreements between Mr. Dockray and the Company.

Retention plan

        Some of the persons listed in the summary compensation table in this proxy statement were participants in an employee retention plan of ours which contemplated payments designed to encourage their continued employment by us. Under this plan, we paid $1,003,153 to Mr. Dockray on December 31, 2008 and $286,615 and $1,146,460 to Messrs. Rebholz and Lombardi, respectively, on January 31, 2009. These payments represented the final payments to these executives under this retention plan.

COMPENSATION TABLES

        The following tables provide: (1) summary 2008 and 2007 compensation information relating to our Chief Executive Officer, Chief Financial Officer, the other two executive officers in our company and a former executive officer of ours whose compensation is required to be reported herein under the rules of the SEC; (2) information with respect to incentive share awards made to these persons during 2008 and held by them at December 31, 2008; and (3) compensation information relating to our directors for 2008.

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas M. O'Brien	2008	$300,000	$1,000,000	$424,190	$3,250	$1,727,440
President and Chief Executive Officer(3)	2007	$200,000	$1,670,000	$439,720	$4,035	$2,313,755
Andrew J. Rebholz	2008	$220,000	$250,000	$28,910	$3,669	$502,579
Executive Vice President, Chief Financial Officer and Treasurer	2007	$182,252	$125,000	$14,990	$2,219,806	$2,542,048
Michael J. Lombardi	2008	$339,000	$200,000	$31,765	$2,260	$573,025
Executive Vice President of Sales
Larry W. Dockray	2008	$301,000	$200,000	$31,765	$1,027,845	$1,560,610
Executive Vice President of Operations(4)	2007	$288,000	$175,000	$22,485	$4,404,168	$4,889,653
Mark R. Young	2008	$259,500	$210,000	$24,270	$3,858	$497,628
Executive Vice President and General Counsel

(1)
Represents the value based upon the closing price on the date of grant in 2008 and 2007 of shares that vested in 2008. This is also the compensation expense recognized by us in the applicable year for financial reporting purposes pursuant to Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", or FAS 123R. No assumptions are used in this calculation.

(2)
All Other Compensation for 2008 totals $1.0 million for the persons listed in the summary compensation table and includes $1.0 million for the retention plan, $20,192 of relocation related amounts and $17,537 for matching contribution payments to our 401(k) plan. All Other Compensation for 2007 totals $6.6 million for the persons listed in the summary compensation table and includes $6.3 million paid by our predecessor in connection with its sale in the HPT Transaction for bonuses, stock option cancellation payments and debt forgiveness, $1.0 million for the retention plan and $7,708 for matching contribution payments to our 401(k) plan.

(3)
Mr. O'Brien's share awards amount for 2008 includes $11,250 of compensation received for services as a director and $412,940 for services as an executive officer and his share awards amount for 2007 includes $49,980 of compensation received for services as a director and $389,740 for services as an executive officer.

(4)
Mr. Dockray was our Executive Vice President of Operations until February 1, 2009.

GRANTS OF PLAN BASED AWARDS FOR 2008
(Shares granted in 2008, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Thomas M. O'Brien	6/13/08	5,000 Common Shares(3)	$11,250
Thomas M. O'Brien	11/24/08	200,000 Common Shares(4)	$232,000
Andrew J. Rebholz	11/24/08	60,000 Common Shares	$69,600
Michael J. Lombardi	11/24/08	40,000 Common Shares	$46,400
Larry W. Dockray	11/24/08	40,000 Common Shares	$46,400
Mark R. Young	11/24/08	40,000 Common Shares	$46,400

(1)
Unless noted otherwise below, incentive share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. At our option, in the event a recipient granted an incentive share award ceases to perform duties for us (or, in the case of Messrs. O'Brien and Rebholz, ceases to be an officer or an employee of Reit Management or any company which Reit Management manages) during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the closing price of our shares on the grant date, which is also the grant date fair value under FAS 123R. No assumptions are used in this calculation.

(3)
Shares granted in Mr. O'Brien's capacity as a director vested fully on the grant date.

(4)
This incentive share award provides that one tenth of the award vested on the grant date and one tenth vests on each of the next nine anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2008
(Shares granted in 2008 and prior years that have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested (#)(2)
Thomas M. O'Brien	2007	18,000 Common Shares	$43,200
Thomas M. O'Brien(3)	2007	160,000 Common Shares	$384,000
Thomas M. O'Brien(3)	2008	180,000 Common Shares	$432,000
Andrew J. Rebholz	2007	3,000 Common Shares	$7,200
Andrew J. Rebholz	2008	48,000 Common Shares	$115,200
Michael J. Lombardi	2007	4,500 Common Shares	$10,800
Michael J. Lombardi	2008	32,000 Common Shares	$76,800
Larry W. Dockray	2007	4,500 Common Shares	$10,800
Larry W. Dockray	2008	32,000 Common Shares	$76,800
Mark R. Young	2007	3,000 Common Shares	$7,200
Mark R. Young	2008	32,000 Common Shares	$76,800

(1)
Unless noted otherwise below, incentive share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. At our option, in the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of Reit Management or any company which Reit Management manages during the vesting period, the recipient shall forfeit all or a portion of the shares which have not yet vested.

(2)
Represents the value based upon the final 2008 closing price of our shares, which was $2.40 on December 31, 2008.

(3)
This incentive share award provides that one tenth of the award vested on the grant date and one tenth vests on each of the next nine anniversaries of the grant date.

 OPTION EXERCISES AND STOCK VESTED FOR 2008
(Share grants which vested in 2008, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(1)
Thomas M. O'Brien	51,000	$63,310
Andrew J. Rebholz	13,000	$15,030
Michael J. Lombardi	9,500	$10,945
Larry W. Dockray	9,500	$10,945
Mark R. Young	9,000	$10,390

(1)
Represents the value based upon the closing price of our shares on the 2008 dates of vesting of grants made in 2008 and prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        In the past, we have entered arrangements with former executive officers of ours in connection with the termination of their employment with us, providing for the acceleration of vesting of unrestricted shares previously granted to the former officer under our 2007 equity compensation plan and, in certain instances, payments for future services to us as a consultant or part time employee and continuation of health care and other benefits. Although we have no formal policy, plan or arrangement for payments to our executive officers in connection with their termination of employment with us, we may in the future provide for similar payments and matters depending on various factors we then consider relevant and if we believe it is in the company's best interests to do so.

DIRECTOR COMPENSATION FOR 2008
(2008 compensation; all share grants to directors vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Barbara D. Gilmore	$47,500	$11,250		$58,750
Arthur G. Koumantzelis	$53,000	$11,250		$64,250
Patrick F. Donelan	$46,500	$11,250		$57,750
Barry M. Portnoy	$—	$11,250		$11,250
Thomas M. O'Brien	$—	$11,250	(2)	$11,250

(1)
Represents the value based upon the closing price of our shares on the grant date.

(2)
The compensation listed in this table for Mr. O'Brien relates solely to compensation in his capacity as our director. Compensation received by Mr. O'Brien in his capacity as our President and Chief Executive Officer is provided elsewhere in this proxy statement and the value of Mr. O'Brien's director share award is also included in his compensation listed in the summary compensation table appearing elsewhere in this proxy statement.

        Each Independent Director receives an annual fee of $25,000 for services as a director, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a board meeting and one or more board committee meetings are held on the same date. The Chairs of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $10,000, $3,500 and $3,500, respectively, each year. In addition, each director received a grant of 5,000 of our common shares in 2008. We generally reimburse all our directors for travel expenses incurred in connection with their duties as directors.

        Our board believes it is important to align the interests of directors with those of our shareholders and for directors to hold equity ownership positions in us. Accordingly, our board believes that a portion of each director's compensation should be paid in shares. In determining the amount and composition of such compensation, our board considers the total compensation of our directors and directors of other comparable enterprises, both with respect to size and industry.

        In 2008 our board reviewed the compensation paid to our directors and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Directors do not receive any compensation for their services as directors, other than common share grants. Mr. O'Brien receives compensation for services as our President and Chief Executive Officer.

COMPENSATION COMMITTEE REPORT

        The undersigned members of our Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, our Compensation Committee recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2008.

COMPENSATION COMMITTEE Barbara D. Gilmore, Chair Patrick F. Donelan Arthur G. Koumantzelis

AUDIT COMMITTEE REPORT

        In the course of our oversight of the company's financial reporting process, we have: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2008; (ii) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted, amended, supplemented or superseded by the rules of the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (iv) discussed with the independent registered public accounting firm its independence; and (v) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE Arthur G. Koumantzelis, Chair Patrick F. Donelan Barbara D. Gilmore

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of March 17, 2009. The following table sets forth information regarding the beneficial ownership of our common shares by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our directors and the persons listed in the summary compensation table found elsewhere in this proxy statement; and (3) our directors and executive officers as a group (not including any fractional shares which may be beneficially owned by an executive officer or director). Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of our Common Shares
Hospitality Trust(3)	1,540,000	9.26%
Nader Tavakoli and related entities(4)	1,326,192	7.97%
Barclays Global Investors, NA(5)	1,102,047	6.63%
Directors and Executive Officers
Thomas M. O'Brien	460,190	2.77%
Andrew J. Rebholz	65,000	*
Larry W. Dockray**	47,500	*
Michael J. Lombardi	47,500	*
Mark R. Young	45,015	*
Barry M. Portnoy(3)	28,911	*
Arthur G. Koumantzelis	7,061	*
Patrick F. Donelan	6,500	*
Barbara D. Gilmore	6,500	*
All directors and executive officers as a group (8 persons)	666,677	4.01%

*    Less than 1%.

**    Our former Executive Vice President of Operations. Mr. Dockray resigned effective February 1, 2009.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o TravelCenters of America LLC, 24601 Center Ridge Road, Westlake, Ohio 44145.

(2)
Our limited liability company agreement and other agreements to which we are a party place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class or series of our shares. The percentages indicated are based upon the number of shares shown divided by the 16,631,545 of our common shares outstanding as of March 17, 2009.

(3)
This information is as of December 31, 2008 and is based solely on a Schedule 13G/A filed with the SEC on February 9, 2009 by Hospitality Trust. Based on the information provided in that Schedule 13G/A, the address of Hospitality Trust is 400 Center Street, Newton, Massachusetts 02458. In that Schedule 13G/A, Reit Management and Reit Management & Research Trust, or RMR Trust, reported that they do not hold any of our common shares, but Reit Management, as manager of Hospitality Trust, and RMR Trust, as the sole member of Reit Management, may, under applicable regulatory definitions, be deemed to beneficially own (and have shared voting and dispositive power over) the 1,540,000 shares beneficially owned by Hospitality Trust. In that same Schedule 13G/A, Reit Management and RMR Trust each disclaimed such beneficial ownership. In addition, in that same Schedule 13G/A, Mr. Barry Portnoy reported that he beneficially owns 28,911.6 shares, and Mr. Adam D. Portnoy reported that he beneficially owns 18,263.3 shares. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy reported that in their respective positions as the Chairman and a director of Reit Management and the Chairman, majority beneficial owner and a trustee of RMR Trust and as the President and Chief Executive Officer and a director of Reit Management, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 1,540,000 shares beneficially owned by Hospitality Trust. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy each disclaimed such beneficial ownership. None of the 1,540,000 shares beneficially owned by Hospitality Trust are included in the shares listed as beneficially owned by Mr. Barry Portnoy in the above table.

(4)
This information is as of December 31, 2008 and is based solely on a Schedule 13G/A filed with the SEC on February 17, 2009, by Nader Tavakoli and EagleRock Capital Management, LLC. Based on the information provided in that Schedule 13G/A, the address of Nader Tavakoli and EagleRock Capital Management, LLC is 24 West 40th St., 10th Floor, New York, New York 10018. In that Schedule 13G/A, EagleRock Capital Management, LLC reported that it beneficially owns and has shared voting and dispositive power over 1,145,268 shares. In addition, in that same Schedule 13G/A, Nader Tavakoli reported that he beneficially owns and has shared voting and dispositive power over 1,326,192 shares. In that Schedule 13G/A, EagleRock Capital Management, LLC and Nader Tavakoli reported that they do not own directly any shares and that pursuant to investment management agreements, EagleRock Capital Management, LLC maintains investment and voting power with respect to the shares held by EagleRock Master Fund, LP and EagleRock Institutional Partners, LP. Nader Tavakoli, as the manager of EagleRock Capital Management, LLC and the sole member and manager of Mountain Special Situations Fund, LLC, controls their investment decisions. EagleRock Master Fund, LP reportedly holds 548,390 shares, EagleRock Institutional Partners, LP reportedly holds 596,878 shares, and Mountain Special Situations Fund, LLC reportedly holds 180,924 shares. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of (i) EagleRock Capital Management, LLC and Nader Tavakoli reportedly may be deemed to beneficially own 1,145,268 shares; and (ii) Nader Tavakoli may be deemed to beneficially own 180,924 shares; each of EagleRock Capital Management, LLC and Nader Tavakoli disclaim all such beneficial ownership.

(5)
This information is as of December 31, 2008 and is based solely on a Schedule 13G filed with the SEC on February 5, 2009, by a filing group including Barclays Global Investors, NA. Based on the information provided in that Schedule 13G, the relevant members of that filing group, together with their respective addresses are: Barclays Global Investors, NA and Barclays Global Fund Advisors, each with an address of 400 Howard Street, San Francisco, California 94105; Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London, EC3N 4HH England; Barclays Global Investors Japan Limited, Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan; Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1, Canada; Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, NSW 1220, Australia; and Barclays Global Investors (Deutschland) AG, Apianstrasse 6, D-85774, Unterfohring, Germany. According to that same Schedule 13G, Barclays Global Investors, NA had sole voting and dispositive power over 1,102,047 shares and the other members of the filing group do not beneficially own any shares.

 RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We were created as a 100% subsidiary of Hospitality Trust. On January 31, 2007, Hospitality Trust purchased our predecessor for approximately $1.9 billion. Simultaneously with this purchase, Hospitality Trust restructured our predecessor's business as follows: (i) Hospitality Trust retained the real estate of 146 of the 163 travel centers then operated or franchised by our predecessor and other assets; (ii) our predecessor's operating business and all its assets not retained by Hospitality Trust, plus approximately $200 million of net working capital, were contributed to us; (iii) we entered a long term lease for our predecessor's real estate retained by Hospitality Trust; and (iv) all of our shares were spun off to Hospitality Trust's shareholders on January 31, 2007 and we became a separate public company.

        One of our Independent Directors, Arthur Koumantzelis, was a trustee of Hospitality Trust at the time we were created, and one of our Managing Directors, Barry Portnoy, was a trustee of Hospitality Trust at the time we were created. Mr. Koumantzelis resigned and ceased to be a trustee of Hospitality Trust shortly before he joined our board. Mr. Portnoy remains a trustee of Hospitality Trust. Mr. Portnoy's son is also a trustee of Hospitality Trust, and his son-in-law is an executive officer of Hospitality Trust. Accordingly, all transactions between us and Hospitality Trust are approved by our Independent Directors and by Hospitality Trust's independent trustees.

        In addition to our spin off from Hospitality Trust on January 31, 2007, we completed another transaction together with Hospitality Trust in 2007. On May 30, 2007, we purchased Petro Stopping Centers, L.P. for $63.6 million and Hospitality Trust purchased Petro Stopping Centers Holdings, L.P. for approximately $655.0 million. Simultaneously with these purchases, we leased 40 Petro travel centers from Hospitality Trust pursuant to our Petro Lease.

        We have two leases with Hospitality Trust pursuant to which we lease 185 travel centers from Hospitality Trust. One lease, which we refer to as our TA Lease, is for 145 travel centers we operate under the "TravelCenters of America" or "TA" brand names. The TA Lease became effective on January 31, 2007. The other lease, our Petro Lease, is for 40 travel centers we operate under the "Petro" brand name. The Petro Lease became effective on May 30, 2007. The TA Lease expires on December 31, 2022. The Petro Lease expires on June 30, 2024, and may be extended by us for up to two additional periods of 15 years each. Both the TA Lease and the Petro Lease are "triple net" leases, which require us to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes, environmental related expenses and ground lease payments, if any. The minimum rent payable by us to Hospitality Trust under the TA Lease increases annually during the first six years of the lease term from $153.5 million to $175.0 million and may increase if Hospitality Trust funds or reimburses the cost in excess of $125.0 million (see below) for improvements to the leased TA travel centers. The Petro Lease requires us to pay minimum annual rent of $62.2 million to Hospitality Trust. Starting in 2012 and 2013, respectively, the TA Lease and Petro Lease require us to pay Hospitality Trust additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. We also are required to generally indemnify Hospitality Trust for certain environmental matters and for liabilities which arise during the terms of the leases from ownership or operation of the leased travel centers.

        Hospitality Trust had agreed to provide up to $25.0 million of funding annually for the first five years of the TA lease for certain improvements to the leased properties. This funding was cumulative, meaning if some portion of the $25.0 million was not spent in one year it may be drawn by us from Hospitality Trust in subsequent years; provided, however, none of the $125.0 million of funding was available to be drawn after December 31, 2015. All improvements purchased with this funding are owned by Hospitality Trust. On May 12, 2008, we and Hospitality Trust amended the TA Lease to permit us to sell to Hospitality Trust, without an increase of our rent, certain capital improvements to properties leased from Hospitality Trust earlier than previously permitted. In the event that we elect to sell these capital improvements before the time contractually required by the original lease terms, Hospitality Trust's purchase commitment amount is discounted to reflect the accelerated receipt of funds by us according to a present value formula established in the amended lease. During 2008, we sold to Hospitality Trust qualifying capital improvements under the $125.0 million tenant improvements allowance provided in the TA Lease, as amended in May 2008, for total cash proceeds of $77.4 million. At December 31, 2008, $16.8 million of the $125.0 million total amount of the leasehold improvements saleable to Hospitality Trust with no increase in our rent remained available.

        We may request that Hospitality Trust fund approved amounts for renovations, improvements and equipment at the leased travel centers, in addition to the $125.0 million described above, in return for minimum annual rent increases according to a formula: the minimum rent per year will be increased by an amount equal to the amount funded by Hospitality Trust times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. In 2007 we sold $1.4 million of such leasehold improvements to Hospitality Trust for increased rent of $0.1 million annually.

        At the time of our spin off from Hospitality Trust, our acquisitions and transactions with Hospitality Trust in connection with the Petro Lease and an equity offering completed by us in June 2007, we and Hospitality Trust believed that we were adequately capitalized to meet all of our obligations to Hospitality Trust. However, since then there have been material changes in the market conditions in which we operate. Specifically, the increase during the first half of 2008 in the price of diesel fuel which we buy and sell at our travel centers and the slowing of the U.S. economy during the past year have adversely affected our business and increased our working capital requirements. We have undertaken a restructuring of our business to adjust to these changed market conditions. We believe that our operating cash flows are sufficient to meet our rent obligations to Hospitality Trust. However, while certain of our operating issues appear to have been corrected, our balance sheet flexibility and liquidity remain a concern as a weakening economy and fuel price volatility may impact our working capital requirements. Under these circumstances, on August 11, 2008, we and Hospitality Trust entered a rent deferral agreement. Under the terms of this deferral agreement we have the option to defer our monthly rent payments to Hospitality Trust by up to $5.0 million per month for periods beginning July 1, 2008 until December 31, 2010 and we are not obligated to pay cash interest on the deferred rent through December 31, 2009. Also pursuant to the deferral agreement, we issued 1,540,000 of our common shares to Hospitality Trust (approximately 9.6% of our shares then outstanding immediately after this new issuance). In the event we do not defer our monthly payments for all the permitted amounts through December 31, 2009, we may repurchase a pro-rata amount of our shares issued to Hospitality Trust for nominal consideration. In the event that any rents which have been deferred remain unpaid or additional rent amounts are deferred after December 31, 2009, interest on all such amounts is payable to Hospitality Trust monthly at the rate of 12% per annum, beginning January 1, 2010. No additional rent deferrals are permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not paid is due to Hospitality Trust on July 1, 2011. We may repay any deferred amounts (and related interest) at any time. This deferral agreement also includes a prohibition on share repurchases and dividends by us while any deferred rent remains unpaid and has change of control covenants so that amounts deferred will be immediately payable to Hospitality Trust in the event we experience a change of control (as defined in the agreement) while deferred rent is unpaid. In connection with this deferral agreement, we entered into a registration rights agreement with Hospitality Trust, which provides Hospitality Trust with certain rights to require us to conduct a registered public offering (underwritten or otherwise) with respect to our common shares issued to Hospitality Trust pursuant to the deferral agreement, which rights commence on the date upon which one-third of such common shares are no longer subject to repurchase by us under the deferral agreement and continuing through the date which is twelve months following the latest of the expiration of the terms of the TA Lease and the Petro Lease. As of December 31, 2008, we had deferred an aggregate of $30.0 million of rent payable to Hospitality Trust.

        U.S. generally accepted accounting principles provide for complex accounting treatment for our two leases with Hospitality Trust, which has various effects on our financial statements. For a further description of our accounting for our leases with Hospitality Trust, see our audited 2008 financial statements and the notes accompanying those financial statements, which are included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2008. During 2008, we paid cash rent of $196.0 million under our leases with Hospitality Trust. At December 31, 2008, other current liabilities on our consolidated balance sheet included $13.3 million for rent due to Hospitality Trust and other noncurrent liabilities included $30.0 million of rent due to Hospitality Trust that was deferred under the deferral agreement and payable no later than July 1, 2011.

        At the time we became a separate publicly owned company as a result of the distribution of our shares to Hospitality Trust's shareholders, we entered a management and shared services agreement with Reit Management. Reit Management also provides management services to Hospitality Trust. One of our Managing Directors, Mr. Barry Portnoy, is the Chairman and majority owner of Reit Management. Mr. O'Brien, our other Managing Director and our President and Chief Executive Officer, is also an Executive Vice President of Reit Management. Mr. Rebholz, our Executive Vice President, Chief Financial Officer and Treasurer, is a Senior Vice President of Reit Management. Mr. Hoadley, our former Executive Vice President, was also a Senior Vice President of Reit Management before resigning in June 2008. Mr. Portnoy's son is the minority owner of Reit Management and serves as its President, Chief Executive Officer and a director and serves as a Managing Trustee of Hospitality Trust. Additionally, Mr. Barry Portnoy's son-in-law is an officer of Reit Management and an Executive Vice President of Hospitality Trust. Mr. Portnoy devotes the majority of his time to Reit Management; Messrs. O'Brien and Rebholz devote the majority of their time to our business, but may devote some business time to Reit Management. Reit Management has approximately 580 employees and provides management services to other publicly owned companies in addition to us and Hospitality Trust, and an affiliate of Reit Management is a registered investment advisor which manages several mutual funds. Pursuant to this agreement, Reit Management oversees and assists us with various aspects of our business, which may include, but are not limited to, compliance with various laws and rules applicable to our status as a publicly owned company, maintenance of our travel centers, site selection for properties on which new travel centers may be developed, identification of, and purchase negotiation for, travel centers and travel center companies, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of our daily business activities, including legal and tax matters, human resources, insurance programs, management information systems and the like. Under our management and shared services agreement, we pay Reit Management an annual fee equal to 0.6% of the sum of our gross fuel margin (which is our fuel sales revenues less our cost of fuel purchased) plus our total non-fuel revenues. The fee is payable monthly based on the prior month's margins and revenues. During 2008, this fee totaled $8.8 million. In addition, Reit Management provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by Reit Management for us and other publicly owned companies managed by Reit Management and its affiliates, which amounts are subject to determination by our Compensation Committee. In 2008, the total amount we paid Reit Management for internal audit services was $209,388. Pursuant to our management and shared services agreement, Reit Management negotiates on our behalf with third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with Reit Management and other companies to which Reit Management provides management services for the purpose of obtaining more favorable terms with such vendors and suppliers. In addition, our Independent Directors also serve as directors or trustees of entities to which Reit Management provides management services and Mr. Portnoy serves as a managing director or trustee of the entities to which Reit Management provides management services.

        The terms of our agreements with Hospitality Trust and Reit Management require that we afford Hospitality Trust a right of first refusal to purchase, lease, mortgage or otherwise finance any interest we own in a travel center before we sell, lease, mortgage or otherwise finance that travel center with another party, and that we afford Hospitality Trust and any other company managed by Reit Management a right of first refusal to acquire or finance any real estate of the types in which they invest before we do. We also agreed under these agreements to not permit: the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of us or any of our subsidiary tenants or guarantors under our leases with Hospitality Trust; the sale of a material part of the assets of us or any such tenant or guarantor; or the cessation of certain continuing directors constituting a majority of the board of directors of us or any such tenant or guarantor.

        We, Reit Management and other companies to which Reit Management provides management services are in the process of forming and licensing an insurance company in the State of Indiana. All of our directors currently serve on the board of directors of this insurance company. We expect that Reit Management, in addition to being a shareholder, will enter a management agreement with this insurance company pursuant to which Reit Management will provide the insurance company certain management and administrative services. In addition, it is expected that the insurance company will enter an investment advisory agreement with RMR Advisors pursuant to which RMR Advisors will act as the insurance company's investment advisor. The same persons who own and control Reit Management, including Mr. Barry Portnoy, one of our Managing Directors, own and control RMR Advisors. Our governance guidelines provide that any material transaction between us and such insurance company shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire board and the affirmative vote of a majority of our Independent Directors. On February 27, 2009, we invested $25,000 in the insurance company and are committed to invest another $4,975,000, and we currently own and intend to own approximately 16.67% of this insurance company. We may invest additional amounts in the insurance company in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. Over time we expect to transfer some or all of our insurance business to this company. By participating in this insurance business with Reit Management and the other companies to which Reit Management provides management services, we expect that we may benefit financially by reducing insurance expenses and/or by having our pro-rata share of any profits realized by this insurance business. All transactions between us and this insurance company have been approved pursuant to our governance guidelines.

        The foregoing descriptions of our agreements with Hospitality Trust and Reit Management and with respect to the insurance company are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2008. In addition, copies of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with Hospitality Trust and Reit Management and with respect to the insurance company are on commercially reasonable terms which are beneficial to us. Nonetheless, because of our various relationships with Hospitality Trust and Reit Management it is possible that some investors may assert that we might have obtained more favorable terms but for these relationships. In fact, a purported shareholder derivative action has been commenced against us, our directors, Hospitality Trust and Reit Management which alleges, among other matters, that the rent we agreed to pay in the Petro transaction described above is too high. The terms of our limited liability company agreement, bylaws and of our agreements with Hospitality Trust and Reit Management may require that we indemnify our directors, Hospitality Trust and Reit Management for liabilities, costs and expenses incurred by them in connection with this litigation. Reit Management has been voluntarily dismissed from the litigation. We believe the plaintiff's allegations are without merit.

        We have adopted written governance guidelines which address, among other things, the considerations and approvals of transactions between us and any related party, including Hospitality Trust and Reit Management. We have not and shall not enter into any transaction in which any director or executive officer or any member of the immediate family of any director or executive officer, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our board and our board reviews and authorizes, approves or ratifies the transaction by the affirmative vote of a majority of our disinterested directors, even if our disinterested directors constitute less than a quorum. If there are no disinterested directors, the transaction shall be reviewed and must be authorized and approved or ratified by both: (1) the affirmative vote of a majority of our entire board and (2) the affirmative vote of a majority of our Independent Directors. All related person transactions described above were reviewed and approved or ratified by a majority of the disinterested directors or otherwise in accordance with our policies described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our Compensation Committee members is or has been an officer or employee of ours, any of our subsidiaries or Reit Management or any of its affiliates.

        Until January 11, 2007, Mr. Koumantzelis was a trustee and a member of the compensation committee of Hospitality Trust, which is our primary landlord. Members of our Compensation Committee serve as trustees or directors and compensation committee members of other public companies managed by or affiliated with Reit Management. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE Amex. Our executive officers and directors and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during 2008, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        On March 26, 2007, our Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm, as of that date. In connection with the acquisition and restructuring of our predecessor, we engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm. The report of PricewaterhouseCoopers LLP on our consolidated balance sheet as of December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. PricewaterhouseCoopers LLP had been the independent registered public accounting firm for our predecessor for the years ended December 31, 2006 and 2005. The reports of PricewaterhouseCoopers LLP on our predecessor's consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2006 and 2005 and through March 26, 2007, neither we nor our predecessor had any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its reports on our or our predecessor's financial statements for such years. During the fiscal years ended December 31, 2006 and 2005 and through March 26, 2007, there were no reportable events related to us or our predecessor as defined in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness related to our predecessor's accounting for stock based compensation expense as of September 30, 2006, that was discussed in the Risk Factors section of our Registration Statement on Form S-1 filed with the SEC on January 26, 2007. The management of our predecessor believed that it remediated this material weakness as of December 31, 2006. The foregoing disclosure was previously provided in a Form 8-K we filed with the SEC on March 30, 2007. At that time, PricewaterhouseCoopers LLP furnished us with a letter dated March 30, 2007, addressed to the SEC stating that it agreed with the statements made by us in that Form 8-K. A copy of that PricewaterhouseCoopers LLP letter was attached to that Form 8-K as Exhibit 16.1.

        On March 26, 2007, our Audit Committee voted to appoint Ernst & Young LLP as our new independent registered public accounting firm for the fiscal year ending December 31, 2007. During the fiscal years ended December 31, 2006 and 2005 and through March 26, 2007, we did not consult with Ernst & Young LLP regarding either: (1) the application of accounting principles to any specific completed or proposed transaction; (2) the type of audit opinion that might be rendered on our financial statements; or (3) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K. The foregoing disclosure was previously provided in a Form 8-K we filed with the SEC on March 30, 2007.

        On June 13, 2008, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting.

        The fees for services provided by PricewaterhouseCoopers LLP to our predecessor and us for the 2007 fiscal year (each of our, and our predecessor's, fiscal year being a calendar year) and provided by Ernst & Young LLP to us for the 2007 and 2008 fiscal years that we have paid were as follows:

	2007(1)	2007(2)	2008(3)
Audit fees	$220,352	$1,055,313	$1,413,569
Audit related fees	—	—	—
Tax fees	173,118	—	25,000
All other fees	—	—	—

Total fees	$393,470	$1,055,313	$1,438,569

(1)
Fees for services provided to our predecessor and us by PricewaterhouseCoopers LLP.

(2)
Fees for services provided to us by Ernst & Young LLP.

(3)
Fees for services provided to us by Ernst & Young LLP. This amount is based on the fees estimate previously provided by Ernst & Young LLP to and accepted by us for services provided to us by Ernst & Young LLP in connection with the audit of our 2008 financial statements. The final fees amount for the rendering of those services by Ernst & Young LLP may be more than the amount reflected in the table. Further, the amount shown for audit fees in 2008 includes $589,932 related to the audit of our 2007 financial statements that was billed by Ernst & Young LLP subsequent to our proxy statement for our 2008 Annual Meeting of Shareholders.

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been pre-approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify our Audit Committee when pre-approved services are undertaken and the committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE Amex rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        The tax fees charged by PricewaterhouseCoopers LLP for 2007 were for tax compliance and tax planning services provided by PricewaterhouseCoopers LLP with respect to our predecessor.

        The tax fees charged by Ernst & Young LLP during 2008 were for tax compliance services related to our income tax returns for the fiscal year ended December 31, 2007.

        All services in 2007 and 2008 for which we engaged our independent registered public accounting firm were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2007 and 2008 are set forth above.

        Ernst & Young LLP has been engaged to perform quarterly reviews for our first three quarterly periods in 2009. Our Audit Committee expects to appoint our independent registered public accounting firm for 2009 later this year after it has considered relevant factors.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, TravelCenters of America LLC, 400 Centre Street, Newton, MA 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, our board knows of no other matters which are to be brought before the meeting. However, if other matters properly come before the meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the proxy, the persons named on the proxy will vote the proxy in accordance with their discretion on those matters.

March 30, 2009

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card, today. If your shares are held in "street name", you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

 APPENDIX A

AMENDED AND RESTATED TRAVELCENTERS OF AMERICA LLC
2007 EQUITY COMPENSATION PLAN

1.     PURPOSE

        The purpose of this Amended and Restated 2007 Equity Compensation Plan (the "Plan") is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to TravelCenters of America LLC (the "Company") and its Subsidiaries (as hereinafter defined), to continue their association with the Company and its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company's shares ("Options"), shares to be transferred subject to restrictions ("Restricted Shares") and other rights, including Share Appreciation Rights (as defined in Section 6), to receive compensation in amounts determined by the value of the Company's shares ("Other Rights"). The term "Subsidiary" as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent or more of the total combined interests by value, in the case of any other type of business entity.

2.     ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or by the Board itself. The Compensation Committee shall from time to time determine to whom Options or Restricted Shares shall be granted under the Plan, whether Options granted shall be incentive share options ("ISOs") or nonqualified share options ("NSOs"), the terms of the Options (including vesting provisions) and the number of Common Shares (as hereinafter defined) that may be granted under Options, and the terms and number of Restricted Shares or Other Rights. The Compensation Committee shall report to the Board the names of individuals to whom Options, Restricted Shares or Other Rights are to be granted, the number of shares covered and the terms and conditions of each grant. The determinations and actions described in this Section 2 and elsewhere in the Plan may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case.

        The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options or Restricted Shares granted hereunder shall be subject to the determination of the Compensation Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

        With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

3.     STOCK SUBJECT TO THE PLAN

        The total number of Common Shares of the Company that may be subject to Options, Restricted Share grants and Other Rights under the Plan shall be 3,000,000 shares of the Company's common shares (the "Common Shares"), from authorized but unissued shares or treasury shares. The maximum number of Common Shares subject to Options that may be granted to any Optionee in the aggregate in any calendar year shall not exceed 100,000 shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 10. Restricted Shares that fail to vest and Common Shares subject to an Option that is not fully exercised prior to its expiration or other termination shall again become available for grant under the terms of the Plan.

4.     ELIGIBILITY

        The individuals who shall be eligible to receive Option grants, Restricted Share grants and Other Rights under the Plan shall be employees, officers, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

5.     TERMS AND CONDITIONS OF OPTIONS

        Every Option shall be evidenced by a written Share Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

          (a)   DURATION. Each Option shall expire ten years from its date of grant; provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Subsidiary shall expire later than five years from its date of grant.

          (b)   EXERCISE PRICE. The exercise price of each Option shall be any lawful consideration, as specified by the Compensation Committee in its discretion; provided, however, that the price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Share Option Agreement, the "Fair Market Value" of a Common Share at any particular date shall be determined according to the following rules: (i) if the Common Shares are not at the time listed or admitted to trading on a stock exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Common Share on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Shares in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Shares is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for Common Shares in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Shares are at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, or the Nasdaq Stock Market, then the Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the highest reported bid price and the lowest reported asked price) of the Common Shares on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, on which the Common Shares are then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq Stock Market, as the case may be, then the most recent previous reported closing sale price of the Common Shares (or, in the Board's discretion, the reported closing asked price) of the Common Shares on such date on the principal exchange or the Nasdaq Stock Market, as the case may be, shall be determinative of Fair Market Value.

          (c)   METHOD OF EXERCISE. To the extent that it has become exercisable under the terms of the Share Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company or, if the Share Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

  Alternatively, payment of the exercise price may be made:

            (1)   In whole or in part in Common Shares already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in Common Shares that he acquired upon the earlier exercise of any ISO (or other "incentive stock option"), unless he has held the shares for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in Common Shares, then the Optionee shall deliver to the Company share certificates or other evidence of legal and beneficial ownership registered in his name representing a number of Common Shares legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such share certificates or other evidence of legal and beneficial ownership to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the Common Shares being delivered. If the exercise price exceeds the Fair Market Value of the shares so delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Share Option Agreement so provides, his promissory note as described in paragraph (2) of this Section 5(c); or

            (2)   By payment of the exercise price in whole or in part by delivery of the Optionee's recourse promissory note, in a form specified by the Company, secured by the Common Shares acquired upon exercise of the Option and such other security as the Compensation Committee may require.

        At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the Common Shares or other evidence of legal and beneficial ownership as to which such Optionee's Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the Optionee's notice upon tender of delivery thereof, the Optionee's right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

          (d)   EXERCISABILITY. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Share Option Agreement. Such terms and conditions shall include provisions for exercise within twelve (12) months after the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), provided that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Compensation Committee in its discretion may otherwise provide in the Share Option Agreement, an Option shall cease to be exercisable upon the expiration of ninety (90) days following the termination of the Optionee's employment with, or the Optionee's other provision of services to, the Company or a subsidiary, subject to paragraph (a) above and Section 10 hereof.

          (e)   NOTICE OF ISO STOCK DISPOSITION. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Common Shares issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon the exercise of the ISO.

          (f)    NO RIGHTS AS STOCKHOLDER. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a share certificate or other evidence of legal and beneficial ownership to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the share certificate or other evidence of legal and beneficial ownership is issued, other than as required or permitted pursuant to Section 9.

          (g)   TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee, except that the Compensation Committee may specify in a Share Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, such Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

6.     SHARE APPRECIATION RIGHTS

        The Committee may grant Share Appreciation Rights ("SARs") in respect of such number of Common Shares subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Common Shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of a SAR related to an Option shall be contained in the Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

        Upon exercise of a SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by the Company upon exercise of a SAR shall be paid in the form of cash or other property (including Common Shares), as provided in the Share Option Agreement or SAR Agreement governing the SAR.

7.     RESTRICTED SHARES

        The Compensation Committee may grant or award Restricted Shares in respect of such number of Common Shares, and subject to such terms or conditions, as it shall determine and specify in a Restricted Share Agreement, and may provide in a Share Option Agreement for an Option to be exercisable for Restricted Shares.

        A holder of Restricted Shares shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Unless a grantee's Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the Plan shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with the Company or a Subsidiary, the Company shall have the right, in the case of unvested Restricted Shares, to purchase all or any of such shares at a price equal to the lower of (a) the price paid to the Company for such shares or (b) the Fair Market Value of such shares at the time of repurchase. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Shares granted as Restricted Shares.

        Share certificates, if any, representing Restricted Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Share Agreement and, if the Compensation Committee so determines, the holder may be required to deposit the share certificates or other evidence of legal and beneficial ownership with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. In the event that the Restricted Shares are not represented by a shares certificate, the Company shall direct the Company's registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Restricted Shares are subject in the stock books and records of the Company.

8.     METHOD OF GRANTING OPTIONS, RESTRICTED SHARES AND OTHER RIGHTS

        The grant of Options, Restricted Shares and Other Rights shall be made by action of the Board or the Compensation Committee, at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Compensation Committee a Share Option Agreement, Restricted Share Agreement or SAR Agreement within thirty days after it is submitted to him, the Option, Restricted Shares or SAR granted under the applicable agreement shall be voidable by the Company at its election, without further notice to the grantee.

9.     REQUIREMENTS OF LAW

        The Company shall not be required to transfer Restricted Shares or to sell or issue any Common Shares upon the exercise of any Option if the issuance of such restricted Shares or Common Shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "Securities Act"), upon the transfer of Restricted Shares or the exercise of any Option, the Company shall not be required to issue Restricted Shares or Common Shares, as the case may be, unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Restricted Shares or the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Shares or the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

10.   CHANGES IN CAPITAL STRUCTURE

        In the event that the outstanding Common Shares are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, share split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Share Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the holder. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees and holders of Other Rights.

        If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of incorporating itself, including under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the incorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the incorporated Company.

        Except as otherwise provided in the preceding paragraph, if the Company is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan, or if other circumstances occur in which the Compensation Committee in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an "Applicable Event"), then: (a) in the discretion of the Compensation Committee, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive in lieu of Common Shares, such stock or other securities or property as he or she would have received had he exercised the Option immediately prior to the Applicable Event; or (b) the Compensation Committee may, in its sole and absolute discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise (including without limitation a change in any existing vesting schedule) so that some or all Options from and after a date prior to the effective date of such Applicable Event, specified by the Compensation Committee, in its sole and absolute discretion, shall be exercisable; or (c) the Compensation Committee may, in its sole and absolute discretion, cancel all outstanding and unexercised Options as of the effective date of any such Applicable Event; or (d) the Compensation Committee may, in its sole discretion, convert some or all Options into Options to purchase the stock or other securities of the surviving corporation pursuant to an Applicable Event; or (e) the Compensation Committee may, in its sole and absolute discretion, assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options to purchase Common Stock, whether pursuant to this Plan or not, pursuant to an Applicable Event; provided, however, that notice of any cancellation pursuant to clause (c) shall be given to each holder of an Option not less than thirty days preceding the effective date of such Applicable Event; and provided, further, that the Compensation Committee may, in its sole and absolute discretion waive, generally or in one or more specific instances, any limitations imposed on exercise (including a change in any existing exercise schedule) with respect to any Option so that such Option shall be exercisable in full or in part, as the Compensation Committee may, in its sole and absolute discretion, determine, during such thirty day period.

        In the case of an Applicable Event, the Compensation Committee shall have discretion to make adjustments or take other action with respect to Other Rights corresponding to the provisions of the preceding paragraph.

        Except as expressly provided to the contrary in this Section 10, the issuance by the Company of Common Shares or other equity securities of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of Common Shares then subject to outstanding Options or Other Rights.

11.   FORFEITURE FOR DISHONESTY, VIOLATION OF AGREEMENTS OR TERMINATION FOR CAUSE

        Notwithstanding any provision of the Plan to the contrary, if the Compensation Committee determines, after full consideration of the facts, that:

          (a)   the Optionee (or holder of Restricted Shares or Other Rights) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company; or

          (b)   the Optionee (or holder of Restricted Shares or Other Rights) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he is a party; or

          (c)   the employment or involvement with the Company or a Subsidiary of the Optionee (or holder of Restricted Shares or Other Rights) was terminated for "cause," as defined in any employment agreement with the Optionee (or holder of Restricted Shares or Other Rights), if applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee (or holder of Restricted Shares or Other Rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee; then the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options (or the holder shall forfeit all unvested Restricted Shares or unvested Other

  Rights) and the Company shall have the right to repurchase all or any part of the Common Shares acquired by the Optionee upon any previous exercise of any Option (or any previous acquisition by the holder of Restricted Shares or Other Rights, whether then vested or unvested), at a price equal to the lower of (a) the amount paid to the Company upon such exercise or acquisition, or (b) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 11 or prior to a decision of the Compensation Committee, the Company shall not be required to recognize such exercise until the Compensation Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void AB INITIO) if the Compensation Committee makes an adverse determination; provided, however, that if the Compensation Committee finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Compensation Committee as to the cause of an Optionee's (or holder of Restricted Shares or Other Rights) discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of such Optionee (or holder of Restricted Shares or Other Rights) by the Company. For purposes of this Section 11, reference to the Company shall include any Subsidiary.

12.   MISCELLANEOUS

          (a)   NO GUARANTEE OF EMPLOYMENT OR OTHER SERVICE RELATIONSHIP. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or SAR Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or SAR Agreement shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

          (b)   TAX WITHHOLDING. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an grantee by reason of the exercise or vesting of an Option or Restricted Shares, or payments with respect to Other Rights, and as a condition to the receipt of any Option, Restricted Share or Other Rights the grantee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

        Without limiting the foregoing, the Compensation Committee may in its discretion permit any grantee's withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the shares to be issued or by accepting delivery from the grantee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of Common Shares acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in Common Shares, the grantee shall deliver to the Company share certificates registered in his name or other evidence of legal and beneficial ownership of Common Shares owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such share certificates. If the grantee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of Common

Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

          (c)   USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

          (d)   CONSTRUCTION. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives an Option or Other Right incurring any adverse tax consequences under Code Section 409A. The Compensation Committee shall suspend the application of any provision of the Plan which could, in the sole determination of the Board of Directors, result in an adverse tax consequence to any person under Code Section 409A.

          (e)   GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

13.   EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

        The Plan shall be effective as of January 12, 2007, subject to ratification by (a) the holders of a majority of the outstanding Common Shares present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company's Limited Liability Operating Company Agreement and applicable state law) of the Common Shares entitled to vote thereon (voting as a single class) within twelve months after such date. Options or Restricted Shares that are conditioned upon the ratification of the Plan by the shareholders may be granted prior to ratification. The Compensation Committee may grant Options, Restricted Shares or Other Rights under the Plan from time to time until the close of business on May 22, 2019. The Board may at any time amend the Plan; provided, however, that without approval of the Company's shareholders there shall be no: (a) change in the number of Common Shares that may be issued under the Plan, except by operation of the provisions of Section 10, either to any one grantee or in the aggregate; (b) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (c) other change in the Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options (or Restricted Shares or Other Rights) without the consent of the Optionee (or holder of Restricted Shares or Other Rights). The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Restricted Shares or Other Rights then outstanding without the consent of the Optionee or the holder of such Restricted Shares or Other Rights.

TRAVELCENTERS OF AMERICA LLC

24601 Center Ridge Road

Westlake, OH  44145

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 21, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by TravelCenters of all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 21, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TravelCenters of America LLC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BL INK AS FOLLOWS:                             ☒

M12729                            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVELCENTERS OF AMERICA LLC

Our Board of Directors recommends a vote “FOR” the Nominees for Director in Proposals 1 and 2 and “FOR” Proposal 3.

	For	Withhold

1. To elect one Independent Director in Group II to our Board.	☐	☐

Nominee:
Barbara D. Gilmore

2. To elect one Managing Director in Group II to our Board.	☐	☐

Nominee:
Thomas M. O’Brien

For	Against	Abstain

3.     To consider and vote upon a proposal to approve the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan, which amends and restates the existing TravelCenters of America LLC 2007 Equity Compensation Plan to increase by 1,000,000 the total number of common shares available for grant under the plan and extend the term of the plan to May 22, 2019.

☐	☐	☐

4.     In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

For address changes, please check this box and write them on the back where indicated.		☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hardcopy. Please note that you will continue to receive a proxy card for voting purposes only.

	☐ Yes	☐ No

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2 AND “FOR” PROPOSAL 3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(NOTE: Please sign exactly as your name(s)  appear(s)  hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.)

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

TRAVELCENTERS OF AMERICA LLC
ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, MAY 22, 2009

9:30  A.M.

400 CENTRE STREET
NEWTON, MA  02458-2076

DIRECTIONS TO 400 CENTRE STREET, NEWTON  MA

From the East

Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown).  After exiting, stay in the middle lane and bear to your left (away from Watertown).

Keep the Sheraton Hotel on your left at all times, crossing over I-90 and making a complete loop around it. After circling the Sheraton Hotel, and passing straight though one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street.  (You should be in the right lane marked “right lane must turn right” and will notice a large green sign marked “Brighton”.)

Take an immediate right onto Elmwood Street.  Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end.

From the West

Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown).  After exiting and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street.  (You should be in the lane marked “right lane must turn right” and will notice a large green sign marked “Brighton”.)

Take an immediate right onto Elmwood Street.  Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end.

M12730

TRAVELCENTERS OF AMERICA LLC 24601 CENTER RIDGE ROAD WESTLAKE, OH 44145	Proxy

Important Notice Regarding Internet Availability of Proxy Materials:  The proxy materials for the TravelCenters of America LLC Annual Meeting of Shareholders, including our annual report and proxy statement, are available over the Internet.  To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials.

This proxy is solicited on behalf of the Board of Directors of TravelCenters of America LLC for use at the Annual Meeting on May 22, 2009.

The undersigned shareholder of TravelCenters of America LLC, a Delaware limited liability company, or the company, hereby appoints Mark R. Young, Jennifer B. Clark and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at 400 Centre Street, Newton, Massachusetts on May 22, 2009, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEES FOR DIRECTOR IN PROPOSALS 1 AND 2 AND “FOR” PROPOSAL 3.  ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

See reverse for voting instructions.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2009
INTRODUCTION
PROPOSALS 1 AND 2 ELECTION OF DIRECTORS
PROPOSAL 3 APPROVAL OF THE AMENDED AND RESTATED TRAVELCENTERS OF AMERICA LLC 2007 EQUITY COMPENSATION PLAN
SOLICITATION OF PROXIES
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
BOARD COMMITTEES
COMMUNICATIONS WITH DIRECTORS
SELECTION OF CANDIDATES FOR DIRECTORS; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS FOR 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2008 (Shares granted in 2008 and prior years that have not yet vested)
OPTION EXERCISES AND STOCK VESTED FOR 2008 (Share grants which vested in 2008, including shares granted in prior years)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION FOR 2008 (2008 compensation; all share grants to directors vest at the time of grant)
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT
  APPENDIX A
AMENDED AND RESTATED TRAVELCENTERS OF AMERICA LLC 2007 EQUITY COMPENSATION PLAN